Exhibit 99.1

Compass Diversified Holdings Announces Changes to its Board of Directors

Westport, Conn., January 6, 2025 – Compass Diversified Holdings (NYSE: CODI), an owner of leading middle market businesses, announced today that current director Gordon M. Burns advised the Board of Directors (the “Board”) on January 3, 2025, he will not be standing for re-election at the Company’s 2025 annual shareholders meeting due to other commitments. Effective as of January 3, 2025, Mr. Burns stepped down as the Chair of the Company’s Nominating & Corporate Governance Committee (the “Nominating Committee”). Burns will remain on the Company’s Board and as a member of each of the Company’s Nominating Committee and Compensation Committee up and until the Company’s 2025 annual shareholders meeting. Mr. Burns joined the Board in May of 2008.
Elias Sabo, CEO of CODI, commented: “Over the past fifteen years, Gordon has made a meaningful contribution to our Board, particularly with respect to our capital raising and capital allocation efforts. As Chair of the Board’s Nominating Committee, he was integral in identifying and recruiting the diverse and talented individuals that will lead our Board into the future. On behalf of our entire organization, I want to thank Gordon for his years of dedicated service and his many contributions to the Company.”
Effective as of January 3, 2025, current director Nancy B. Mahon has been appointed Chair of the Board’s Nominating Committee, replacing Mr. Burns.
Mahon has served as a director of the Company since May of 2023. She is currently the Chief Sustainability Officer of The Estée Lauder Companies, Inc. She holds a juris doctor degree from the New York University School of Law and is admitted to practice in both state and federal jurisdictions.
Larry Enterline, Board Chair, added: “Over the past two years, we have taken concrete steps to strengthen and diversify our Board as we prepare for the next phase of our development. Nancy, a licensed attorney, with governance expertise, brings over a decade of experience in corporate citizenship, social initiatives, and sustainability practices to her new role as Chair of our Nominating Committee. Together with our other Board members and committee chairs, we believe we are well positioned to continue to provide strong governance and oversight.”
About Compass Diversified
Since its IPO in 2006, CODI has consistently executed its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance of CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
Compass Diversified
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Gateway Group
Cody Slach
949.574.3860
CODI@gateway-grp.com

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The IGB Group
Leon Berman
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